UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 22, 2005

SEAGATE TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-31560	98-0355609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands		NA
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (345) 949-8066

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2005, the Company entered into a new 3-year $100 million senior unsecured credit agreement (the “Credit Agreement”), by and among Seagate Technology, as guarantor, Seagate Technology HDD Holdings, as borrower, the Lenders Party thereto, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc., as sole bookrunner and joint lead arranger, The Bank of Nova Scotia, as syndication agent and joint lead arranger, and Bank of America, BNP Paribas and KeyBank National Association, as co-documentation agents.

The Credit Agreement provides for cash borrowings and issuances of letters of credit and bank guarantees under the revolving line of credit up to $100 million. The Credit Agreement also allows for an increased amount of flexibility with regard to payment of quarterly dividends, stock repurchases, limitations on debt and limitations on acquisitions and strategic investments. In lieu of a fixed charge coverage ratio, the Company must comply with a minimum liquidity amount.

Item 1.02. Termination of a Material Definitive Agreement

On November 22, 2005, simultaneous with entering into the new credit agreement described above, the Company terminated its 5-year $150 million senior secured credit agreement dated May 13, 2002, by and among Seagate Technology Holdings, Seagate Technology HDD Holdings, Seagate Technology (US) Holdings, Inc., the Lenders party thereto and JPMorgan Chase Bank, and filed May 16, 2002 with the SEC as Exhibit 10.1 to the Company’s registration statement on Form S-4 (as amended on December 5, 2002, and filed with the SEC as Exhibit 10.20 to the Company’s amended registration statement on Form S-4, and as further amended on January 28, 2004, and filed with the SEC as Exhibit 10.22 to the Company’s quarterly report on Form 10-Q for the quarter ended January 2, 2004.)

Item 7.01. Regulation FD Disclosure

As a result of its entry into a new credit agreement as discussed above and the termination of its old credit agreement, the Company will now have the ability to effect the repurchase of up to $400 million of its common shares, which authority was previously granted by the Company’s board of directors. The Company anticipates that the share repurchase will be implemented using a variety of methods, which may include open market purchases, block trades, accelerated share repurchase transactions and other means, or by any combination of such methods. The number of shares to be repurchased and the timing of any repurchases will depend on factors such as the stock price, economic and market conditions and corporate and regulatory requirements. The stock repurchase program, once commenced, may be suspended or discontinued at any time without prior notice.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of November 22, 2005, by and among Seagate Technology, Seagate Technology HDD Holdings, JPMorgan Chase Bank, N.A., J.P. Morgan Securities, Inc., The Bank of Nova Scotia, Bank of America, BNP Paribas and KeyBank National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAGATE TECHNOLOGY

Date: November 23, 2005	By:	/s/ WILLIAM L. HUDSON
	Name:	William L. Hudson
	Title:	Executive Vice President, General Counsel and Secretary